NEWMONT MINING CORPORATION

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POWER OF ATTORNEY

__________________________________

  The undersigned hereby constitutes and appoints Stephen P.

Gottesfeld, Logan H. Hennessey, Nancy Lipson, David

Kristoff and Andrea Beck and each of them severally, as the

undersigned's true and lawful attorney-in-fact,

with full power of substitution and revocation for

the undersigned, and in the undersigned's name and on

behalf of the undersigned, to (i) prepare,

execute in the undersigned's name and on the undersigned's

behalf, and submit to the U.S. Securities and Exchange

Commission (the "SEC") a Form ID, including amendments thereto,

and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the

Securities Exchange Act of 1934 or any rule or regulation

of the SEC, (ii) execute, acknowledge, deliver and file

Forms 3, 4 and 5 (including amendments thereto) required to be filed pursuant to Section 16 of the Securities Exchange Act

of 1934, as amended, and the rules and regulations

thereunder, and do and perform any and all acts for and

on behalf of the undersigned which may be necessary or

desirable to complete and execute any such Form 3, 4 or 5

and timely file such form with the SEC and any stock exchange or similar authority, and (iii) execute, acknowledge,

deliver and file Form 144 (including amendments thereto)

required to be filed pursuant to the Securities Act of 1933,

as amended, and the rules and regulations thereunder; and the undersigned hereby ratifies and confirms all that the said

attorneys, or any of them, has done,

shall do or cause to be done by virtue hereof.

   The undersigned hereby acknowledges that said attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is Newmont Mining Corporation assuming,

any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934, as amended,

or Rule 144 under the Securities Act of 1933, as

amended, or the rules and regulations thereunder. The undersigned further agrees that said attorneys-in-fact may rely entirely on information furnished orally or in writing by the

undersigned to any of said attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless Newmont Mining

Corporation and said attorneys-in-fact against any losses, claims,

damages or liabilities (or actions in these respects)

that arise out of or are based upon any untrue

statements or omission of necessary facts in the

information provided by the undersigned to said

attorneys-in-fact, or any of them, for purposes of executing,

acknowledging, delivering or filing any Form 3, 4 or 5

pursuant to Section 16 of the Securities Exchange Act of 1934,

as amended, or Form 144 pursuant to Rule 144 under

the Securities Act of 1933, as amended, or the rules and

regulations thereunder, and agrees to reimburse Newmont

Mining Corporation and said attorneys-in-fact for any legal

or other expenses reasonably incurred in connection with

investigating or defending against any such loss, claim, damage,

liability or action.

  The undersigned agrees and represents to those dealing with said attorneys-in-fact that this Power of Attorney is for

indefinite duration and may be voluntarily revoked only by

written notice to any of said attorneys-in-fact, delivered

by registered mail or certified mail,

return receipt requested.

            IN WITNESS WHEREOF, the undersigned has hereunto set

his hand this 10 day of April 2018.

                                 /s/Rene Medori